UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 23, 2012

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On July 27, 2012, NeuLion, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission (the “Commission”) that had, as its Exhibit 10.1, an Amendment 1 to Contract for Services made and entered into July 13, 2012 by and between the Company and KyLin TV, Inc. (the “Amendment”).

This Amendment No. 1 to the Report is made in response to comments received from the Commission regarding the Company’s request for confidential treatment of certain provisions of the Amendment. The Company has submitted a revised confidential treatment request to the Commission and a revised version of the Amendment is filed as Exhibit 10.1 to this Amendment No. 1 to the Report and is incorporated herein by reference. Other than Exhibit 10.1, the information previously reported in Item 1.01 of the Report is incorporated by reference into this Amendment No. 1 to the Report.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Amendment 1 to Contract for Services made and entered into July 13, 2012, by and between NeuLion, Inc. and KyLin TV, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment made to the Securities and Exchange Commission)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEULION, INC.

Date: August 28, 2012	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary